Exhibit 99.1

FOR IMMEDIATE RELEASE

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED

THIRD QUARTER 2011 NET REVENUES AND EARNINGS

Company Raises 2011 Net Revenues and EPS Outlook

•                  2011 Nine-Month Net Revenues from Digital Channels Up Over 16% From Prior Year

•                  Company Generated Record 2011 Nine-Month EPS

•                  Company Expects Record 2011 GAAP EPS of $0.76 and Non-GAAP EPS of $0.85

•                  Online-Enabled Product Slate Expected to Drive Profitable Growth in 2012

Santa Monica, CA — November 8, 2011 — Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected financial results for the third quarter of 2011.

	Third Quarter			Nine Months
(in millions, except EPS)	2011	Prior Outlook*	2010	2011	2010
GAAP
Net Revenues	$754	$650	$745	$3,348	$3,019
EPS	$0.13	$0.05	$0.04	$0.84	$0.52
Non-GAAP
Net Revenues	$627	$530	$857	$2,080	$2,254
EPS	$0.07	$0.01	$0.12	$0.31	$0.27

*Prior Outlook was provided by the company on August 3, 2011 in its earnings release

For the quarter ended September 30, 2011, the company delivered GAAP net revenues of $754 million, as compared with $745 million for the third quarter of 2010.   On a non-GAAP basis, the company’s net revenues were $627 million, as compared with $857 million for the third quarter of 2010.  The company delivered record third-quarter GAAP net revenues from digital channels, accounting for more than 57% of the company’s total net revenues.  On a non-GAAP basis, the company also delivered record third-quarter net revenues from digital channels, accounting for more than 62% of the quarter’s total net revenues.

For the quarter ended September 30, 2011, Activision Blizzard’s GAAP earnings per diluted share were $0.13, as compared with $0.04 for the third quarter of 2010.  On a non-GAAP basis, the company’s earnings per diluted share were $0.07, as compared with $0.12 for the third quarter of 2010.

The company reports results on both a GAAP and a non-GAAP basis.  Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Robert Kotick, Chief Executive Officer, Activision Blizzard, said, “Today, we launched Call of Duty®: Modern Warfare 3™, which is perhaps the most anticipated video game in history and Call of Duty Elite, our new online service that makes playing together easier and more fun than ever before. Call of Duty Elite is a truly new form of entertainment combining Facebook-like social networking features and online television shows, offering the most accessible way to play Call of Duty games with other people.”

Kotick continued, “We continue to strengthen our position as the worldwide leader in interactive entertainment and the broadening of our audiences is confirmation that games are becoming as important as film and television as a mass-market form of entertainment. Our record nine-month results were driven the by the continued strength of our online-enabled franchises. Based on our third-quarter performance, stronger than expected consumer response to our new entertainment property, Skylanders: Spyro’s Adventures™, and Call of Duty: Modern Warfare 3, we are raising our full-year financial outlook and expect once again to deliver record operating margins and the highest earnings per share in our company’s history.”

“Kotick continued, “One of Activision Blizzard’s greatest skills is the creation and introduction of new intellectual properties. On October 16, we released Skylanders: Spyro’s Adventures — a uniquely immersive entertainment experience that integrates the world of toys, video games and online play.  The game has received terrific reviews and sales so far are exceeding our expectations.  Millions of Skylander toys are already in kids’ hands, and we expect the game will be a great holiday success.”

Kotick added, “As we focus on 2012, we have a strong product pipeline which features a minimum of two highly-anticipated new titles from Blizzard Entertainment, including Diablo® III, and a new Call of Duty game from Activision Publishing.  As a result, we expect to deliver another year of profitable growth. I believe our unyielding commitment to excellence and our creative talent around the globe will continue to position Activision Blizzard as the leader in interactive entertainment.”

Selected Financial Highlights:

•                  Q3 GAAP net revenues from digital channels were a record $427 million, accounting for 57% of total net revenues

•                  Q3 non-GAAP net revenues from digital channels were a record $386 million, accounting for 62% of total net revenues

•                  Year to date, GAAP net revenues from digital channels grew 25% to $1.28 billion, accounting for 38% of total net revenues

•                  Year to date, non-GAAP net revenues from digital channels grew 16% to $1.25 billion, accounting for 60% of total net revenues

•                  Year to date, the company has generated record operating margin and EPS

•                  Trailing twelve-month operating cash flow exceeded $1 billion

Selected Business Highlights:

•                  Activision Publishing’s Call of Duty®: Black Ops has been the #1 best-selling title in dollars in aggregate across all platforms in the U.S. and Europe for each of the first three quarters of 2011.(1)

•                  To date, Call of Duty: Black Ops players have logged more than 2.8 billion hours of online gameplay.(2)

•                  Total unique online gamers playing Call of Duty: Black Ops were more than 29% greater than the total unique online gamers who played Call of Duty: Modern Warfare® 2 during the first eleven months after each game’s release.(2)

•                  For the third quarter, Blizzard Entertainment had two top-10 PC games in the U.S. and Europe with World of Warcraft®: Cataclysm™ and StarCraft® II: Wings of Liberty™.(1)

•                  For the first nine months of the calendar year, StarCraft® II: Wings of Liberty™ was the #1 best-selling sku in dollars on the PC in the U.S. and Europe.(1)

(1)According to The NPD Group, Charttrack and Gfk

(2)According to Microsoft, Sony and Activision Blizzard internal estimates

•                  As of September 30, 2011, Activision Blizzard had purchased approximately 45 million shares of its common stock, for an aggregate price of approximately $502 million, under the $1.5 billion stock repurchase program authorized by its Board of Directors in February 2011.

•                  On October 21, 2011, Blizzard Entertainment announced plans for the fourth World of Warcraft expansion, World of Warcraft: Mists of Pandaria™.

Company Outlook

On October 4, 2011, Activision Publishing released Spider-Man™: Edge of Time and on October 16, 2011, Activision Publishing launched its innovative new entertainment property, Skylanders: Spyro’s Adventure.  Additionally, on November 1, 2011, Activision Publishing shipped GoldenEye 007™: Reloaded Double ‘O’ Edition and two new console titles from its popular Cabela’s franchise—Cabela’s Survival: Shadows of Katmai and Cabela’s Adventure Camp.  Today, Activision Publishing released its highly anticipated Call of Duty: Modern Warfare 3 and its innovative new digital platform, Call of Duty Elite, both of which we expect to set new standards for multiplayer gaming.

Based on third-quarter performance, stronger than expected consumer response to the new entertainment property, Skylanders: Spyro’s Adventures, and an unprecedented level of pre-orders for Call of Duty: Modern Warfare 3, Activision Blizzard is raising its outlook for calendar year 2011 from the estimates it provided on August 3, 2011.

	GAAP Outlook	Prior* GAAP Outlook		Non-GAAP Outlook	Prior* Non-GAAP Outlook
CY 2011
Net Revenues (in billions)	$4.33		$4.18	$4.25		$4.05
EPS	$0.76		$0.68	$0.85		$0.77
Q4 2011
Net Revenues (in millions)	$980	$	n/a	$2,170	$	n/a
EPS	$(0.08)	$	n/a	$0.55	$	n/a

*Prior outlook was provided by the company on August 3, 2011 in its earnings release.

Activision Blizzard’s financial outlook is subject to significant risks and uncertainties, including declines in demand for its products, competition, fluctuations in foreign exchange and tax rates, and counterparty risks relating to customers, licensees, licensors and manufacturers.  The company’s outlook is also based on assumptions about sell-through rates for its products, and the launch timing, success and pricing of its slate of new products.  Current macroeconomic conditions increase those risks and uncertainties.  As a result of these and other factors, actual results may deviate materially from the outlook presented above.

Conference Call

Today at 4:30 p.m. EST, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the third quarter and management’s outlook for the remainder of the year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 888-339-3504 in the U.S. with passcode 1472789.

About Activision Blizzard

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide online, PC, console, handheld and mobile game publisher with leading positions across the major categories of the rapidly growing interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, the Netherlands, Australia, South Korea and China.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Non-GAAP Financial Measures:  In order to supplement our financial measures that are presented in accordance with GAAP, Activision Blizzard presents certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:

•      the change in deferred net revenue and related cost of sales with respect to certain of the company’s online-enabled games;

•      expenses related to stock-based compensation;

•      expenses related to the restructuring of our Activision Publishing operations;

•      the amortization of intangibles and impairment of intangible assets; and

•      the income tax adjustments associated with any of the above items.

In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP financial measures used by the company.  Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook.  Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, and non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP results and outlook and, in this release, by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

In addition to the reasons stated above, which are generally applicable to each of the items Activision Blizzard excludes from its non-GAAP financial measures, there are additional specific reasons why the company believes it is appropriate to exclude the change in deferred net revenue and related cost of sales with respect to certain of the company’s online-enabled games.

Since Activision Blizzard has determined that some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable, we recognize revenue attributed to these game titles over their estimated service periods, which may range from five months to a maximum of less than a year. The related cost of sales is deferred and recognized as the related revenues are recognized. Internally, management excludes the impact of this change in deferred net revenue and related cost of sales in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers, which is consistent with the way the company is measured by investment analysts and industry data sources. In addition, excluding the change in deferred net revenue and the related cost of sales provides a much more timely indication of trends in our operating results.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements that are not facts and involve a number of risks and uncertainties.   Activision Blizzard generally uses words such as “outlook,” “will,”  “could,” “should,” “would,” “might,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “anticipates,” “estimate,” “future,” “plan,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and similar expressions to identify forward-looking statements.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, increasing concentration of titles, shifts in consumer spending trends, the impact of the current macroeconomic environment and market conditions within the video game industry, Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres such as first-person action and massively multiplayer online games and preferences among competing hardware platforms, the seasonal and cyclical nature of the interactive game market, changing business models including digital delivery of content, competition, including from used games and other forms of entertainment, possible declines in software pricing, product returns and price protection, product delays, adoption rate and availability of new hardware (including peripherals) and related software, rapid changes in technology and industry standards, litigation risks and associated costs, protection of proprietary rights, maintenance of relationships with key personnel, customers, licensees, licensors, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality “hit” titles, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, and the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion, and the other factors identified in the risk factors section of Activision Blizzard’s most recent annual report on Form 10-K.   The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

For Information Contact:

Kristin Southey	Maryanne Lataif
SVP, Investor Relations	SVP, Corporate Communications
(310) 255-2635	(310) 255-2704
ksouthey@activision.com	mlataif@activision.com

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net revenues:
Product sales	$369	$397	$2,197	$2,025
Subscription, licensing and other revenues	385	348	1,151	994
Total net revenues	754	745	3,348	3,019

Costs and expenses:
Cost of sales - product costs	138	194	650	765
Cost of sales - massively multi-player online role playing game (“MMORPG”)	59	61	181	168
Cost of sales - software royalties and amortization	24	61	133	211
Cost of sales - intellectual property licenses	16	33	69	105
Product development	133	118	390	361
Sales and marketing	115	110	264	291
General and administrative	104	113	333	253
Restructuring	3	—	24	—
Total costs and expenses	592	690	2,044	2,154
Operating income	162	55	1,304	865
Investment and other income, net	3	14	7	15
Income before income tax expense	165	69	1,311	880
Income tax expense	17	18	325	229
Net income	$148	$51	$986	$651

Basic earnings per common share	$0.13	$0.04	$0.84	$0.53
Weighted average common shares outstanding	1,140	1,212	1,151	1,230

Diluted earnings per common share (1)	$0.13	$0.04	$0.84	$0.52
Weighted average common shares outstanding assuming dilution	1,148	1,227	1,160	1,245

(1) The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $146 million and $972 million for the three and nine months ended September 30, 2011 as compared to the total net income of $148 million and $986 million for the same periods, respectively. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $51 million and $645 million for the three and nine months ended September 30, 2010 as compared to total net income of $51 million and $651 million for the same periods, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$2,469	$2,812
Short-term investments	432	696
Accounts receivable, net	139	640
Inventories	207	112
Software development	150	147
Intellectual property licenses	42	45
Deferred income taxes, net	507	648
Other current assets	136	299
Total current assets	4,082	5,399
Long-term investments	25	23
Software development	114	55
Intellectual property licenses	13	28
Property and equipment, net	167	169
Other assets	15	15
Intangible assets, net	138	160
Trademark and trade names	433	433
Goodwill	7,126	7,132
Total assets	$12,113	$13,414

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$250	$363
Deferred revenues	487	1,726
Accrued expenses and other liabilities	542	838
Total current liabilities	1,279	2,927
Deferred income taxes, net	95	120
Other liabilities	168	164
Total liabilities	1,542	3,211

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	9,751	12,353
Treasury stock	—	(2,194)
Retained earnings	849	57
Accumulated other comprehensive income (loss)	(29)	(13)
Total shareholders’ equity	10,571	10,203
Total liabilities and shareholders’ equity	$12,113	$13,414

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three months ended September 30, 2011		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - MMORPG	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement		$754	$138	$59	$24	$16	$133	$115	$104	$3	$592
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(127)	(10)	—	(10)	(2)	—	—	—	—	(22)
Less: Stock-based compensation	(b)	—	—	—	—	—	(5)	(2)	(11)	—	(18)
Less: Restructuring	(c)	—	—	—	—	—	—	—	—	(3)	(3)
Less: Amortization of intangible assets	(d)	—	—	—	—	(7)	—	—	—	—	(7)
Non-GAAP Measurement		$627	$128	$59	$14	$7	$128	$113	$93	$—	$542

Three months ended September 30, 2011		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$162	$148	$0.13	$0.13
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(105)	(81)	(0.07)	(0.07)
Less: Stock-based compensation	(b)	18	13	0.01	0.01
Less: Restructuring	(c)	3	2	—	—
Less: Amortization of intangible assets	(d)	7	5	—	—
Non-GAAP Measurement		$85	$87	$0.07	$0.07

Nine months ended September 30, 2011		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - MMORPG	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement		$3,348	$650	$181	$133	$69	$390	$264	$333	$24	$2,044
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(1,268)	(220)	—	(84)	(21)	—	—	—	—	(325)
Less: Stock-based compensation	(b)	—	—	—	(8)	—	(15)	(4)	(34)	—	(61)
Less: Restructuring	(c)	—	—	—	—	—	—	—	—	(24)	(24)
Less: Amortization of intangible assets	(d)	—	—	—	(1)	(21)	—	—	—	—	(22)
Non-GAAP Measurement		$2,080	$430	$181	$40	$27	$375	$260	$299	$—	$1,612

Nine months ended September 30, 2011		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$1,304	$986	$0.84	$0.84
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(943)	(699)	(0.60)	(0.59)
Less: Stock-based compensation	(b)	61	43	0.04	0.04
Less: Restructuring	(c)	24	18	0.02	0.02
Less: Amortization of intangible assets	(d)	22	14	0.01	0.01
Non-GAAP Measurement		$468	$362	$0.31	$0.31

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects restructuring related to our Activision Publishing operations.

(d) Reflects amortization of intangible assets from purchase price accounting.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $85 million and $357 million for the three and nine months ended September 30, 2011 as compared to the total non-GAAP net income of $87 million and $362 million for the same periods, respectively.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three months ended September 30, 2010		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - MMORPG	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$745	$194	$61	$61	$33	$118	$110	$113	$690
Less: Net effect from deferral in net revenues and related cost of sales	(a)	112	3	—	8	4	—	—	—	15
Less: Stock-based compensation	(b)	—	—	—	(11)	—	(6)	(2)	(15)	(34)
Less: Amortization of intangible assets	(d)	—	(1)	—	(5)	(12)	—	—	—	(18)
Non-GAAP Measurement		$857	$196	$61	$53	$25	$112	$108	$98	$653

Three months ended September 30, 2010		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$55	$51	$0.04	$0.04
Less: Net effect from deferral in net revenues and related cost of sales	(a)	97	81	0.07	0.07
Less: Stock-based compensation	(b)	34	21	0.02	0.02
Less: Amortization of intangible assets	(d)	18	(5)	—	—
Non-GAAP Measurement		$204	$148	$0.12	$0.12

Nine months ended September 30, 2010		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - MMORPG	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$3,019	$765	$168	$211	$105	$361	$291	$253	$2,154
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(765)	(198)	—	(16)	(12)	—	—	—	(226)
Less: Stock-based compensation	(b)	—	—	—	(51)	—	(4)	(6)	(33)	(94)
Less: Restructuring (included in general and administrative)	(c)	—	—	—	—	—	—	—	(3)	(3)
Less: Amortization of intangible assets	(d)	—	(3)	—	(10)	(33)	—	—	(1)	(47)
Non-GAAP Measurement		$2,254	$564	$168	$134	$60	$357	$285	$216	$1,784

Nine months ended September 30, 2010		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$865	$651	$0.53	$0.52
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(539)	(392)	(0.32)	(0.31)
Less: Stock-based compensation	(b)	94	64	0.05	0.05
Less: Restructuring (included in general and administrative)	(c)	3	2	—	—
Less: Amortization of intangible assets	(d)	47	12	0.01	0.01
Non-GAAP Measurement		$470	$337	$0.27	$0.27

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects restructuring related to the Business Combination with Vivendi Games.  Restructuring activities includes severance costs, facility exit costs and balance sheet write down and exit costs from the cancellation of projects.

(d) Reflects amortization of intangible assets from purchase price accounting.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $147 million and $334 million for the three and nine months ended September 30, 2010 as compared to total non-GAAP net income of $148 million and $337 million for the same periods, respectively.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three and Nine Months Ended September 30, 2011 and 2010

(Amounts in millions)

	Three Months Ended
	September 30, 2011		September 30, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$250	33%	$320	43%	$(70)	(22)%
Digital online channels*	427	57	363	49	64	18
Total Activision and Blizzard	677	90	683	92	(6)	(1)

Distribution	77	10	62	8	15	24
Total consolidated GAAP net revenues	754	100	745	100	9	1

Change in Deferred Net Revenues(1)
Retail channels	(86)		112
Digital online channels*	(41)		—
Total changes in deferred net revenues	(127)		112

Non-GAAP Net Revenues by Distribution Channel
Retail channels	164	26	432	51	(268)	(62)
Digital online channels*	386	62	363	42	23	6
Total Activision and Blizzard	550	88	795	93	(245)	(31)

Distribution	77	12	62	7	15	24
Total non-GAAP net revenues (2)	$627	100%	$857	100%	$(230)	(27)%

	Nine Months Ended
	September 30, 2011		September 30, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$1,856	56%	$1,808	60%	$48	3%
Digital online channels*	1,278	38	1,026	34	252	25
Total Activision and Blizzard	3,134	94	2,834	94	300	11

Distribution	214	6	185	6	29	16
Total consolidated GAAP net revenues	3,348	100	3,019	100	329	11

Change in Deferred Net Revenues(1)
Retail channels	(1,240)		(816)
Digital online channels*	(28)		51
Total changes in deferred net revenues	(1,268)		(765)

Non-GAAP Net Revenues by Distribution Channel
Retail channels	616	30	992	44	(376)	(38)
Digital online channels*	1,250	60	1,077	48	173	16
Total Activision and Blizzard	1,866	90	2,069	92	(203)	(10)

Distribution	214	10	185	8	29	16
Total non-GAAP net revenues (2)	$2,080	100%	$2,254	100%	$(174)	(8)%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

* Represents revenues from subscriptions and licensing royalties, value-added services, downloadable content, digitally distributed products, and wireless devices.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended September 30, 2011 and 2010

(Amounts in millions)

	Three Months Ended
	September 30, 2011		September 30, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions*	$336	44%	$289	39%	$47	16%
PC and Other	45	6	73	10	(28)	(38)
Sony PlayStation 3	96	13	109	15	(13)	(12)
Sony PlayStation 2	4	1	6	1	(2)	(33)
Microsoft Xbox 360	144	19	127	16	17	13
Nintendo Wii	33	4	56	8	(23)	(41)
Total console^	277	37	298	40	(21)	(7)
Sony PlayStation Portable	4	1	3	—	1	33
Nintendo Dual Screen	15	2	20	3	(5)	(25)
Total handheld	19	3	23	3	(4)	(17)
Total Activision and Blizzard	677	90	683	92	(6)	(1)

Distribution:
Total Distribution	77	10	62	8	15	24
Total consolidated GAAP net revenues	754	100	745	100	9	1

Change in Deferred Net Revenues(1)
Activision and Blizzard:
Online subscriptions*	(62)		(7)
PC and Other	(5)		141
Sony PlayStation 3	(18)		(5)
Microsoft Xbox 360	(36)		(26)
Nintendo Wii	(5)		9
Total console^	(59)		(22)
Nintendo Dual Screen	(1)		—
Total changes in deferred net revenues	(127)		112

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions*	274	44	282	33	(8)	(3)
PC and Other	40	6	214	25	(174)	(81)
Sony PlayStation 3	78	12	104	12	(26)	(25)
Sony PlayStation 2	4	1	6	1	(2)	(33)
Microsoft Xbox 360	108	17	101	12	7	7
Nintendo Wii	28	5	65	8	(37)	(57)
Total console^	218	35	276	33	(58)	(21)
Sony PlayStation Portable	4	1	3	—	1	33
Nintendo Dual Screen	14	2	20	2	(6)	(30)
Total handheld	18	3	23	2	(5)	(22)
Total Activision and Blizzard	550	88	795	93	(245)	(31)

Distribution:
Total Distribution	77	12	62	7	15	24
Total non-GAAP net revenues(2)	$627	100%	$857	100%	$(230)	(27)%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

* Revenue from online subscriptions consists of revenue from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.

^ Downloadable content and its related revenues are included in each respective console platforms, hence, total console.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Nine Months Ended September 30, 2011 and 2010

(Amounts in millions)

	Nine Months Ended
	September 30, 2011		September 30, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions*	$1,090	33%	$890	29%	$200	22%
PC and Other	251	8	201	7	50	25
Sony PlayStation 3	676	20	595	20	81	14
Sony PlayStation 2	10	—	29	1	(19)	(66)
Microsoft Xbox 360	840	25	751	25	89	12
Nintendo Wii	185	6	267	9	(82)	(31)
Total console^	1,711	51	1,642	55	69	4
Sony PlayStation Portable	12	—	11	—	1	9
Nintendo Dual Screen	70	2	90	3	(20)	(22)
Total handheld	82	2	101	3	(19)	(19)
Total Activision and Blizzard	3,134	94	2,834	94	300	11

Distribution:
Total Distribution	214	6	185	6	29	16
Total consolidated GAAP net revenues	3,348	100	3,019	100	329	11

Change in Deferred Net Revenues(1)
Activision and Blizzard:
Online subscriptions*	(185)		(13)
PC and Other	(129)		81
Sony PlayStation 3	(417)		(317)
Microsoft Xbox 360	(440)		(425)
Nintendo Wii	(90)		(91)
Total console^	(947)		(833)
Nintendo Dual Screen	(7)		—
Total changes in deferred net revenues	(1,268)		(765)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions*	905	44	877	39	28	3
PC and Other	122	6	282	13	(160)	(57)
Sony PlayStation 3	259	12	278	12	(19)	(7)
Sony PlayStation 2	10	—	29	1	(19)	(66)
Microsoft Xbox 360	400	19	326	14	74	23
Nintendo Wii	95	5	176	8	(81)	(46)
Total console^	764	36	809	35	(45)	(6)
Sony PlayStation Portable	12	1	11	1	1	9
Nintendo Dual Screen	63	3	90	4	(27)	(30)
Total handheld	75	4	101	5	(26)	(26)
Total Activision and Blizzard	1,866	90	2,069	92	(203)	(10)

Distribution:
Total Distribution	214	10	185	8	29	16
Total non-GAAP net revenues(2)	$2,080	100%	$2,254	100%	$(174)	(8)%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

* Revenue from online subscriptions consists of revenue from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.

^ Downloadable content and its related revenues are included in each respective console platforms, hence, total console.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three and Nine Months Ended September 30, 2011 and 2010

(Amounts in millions)

	Three Months Ended
	September 30, 2011		September 30, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$360	48%	$406	54%	$(46)	(11)%
Europe	323	43	281	38	42	15
Asia Pacific	71	9	58	8	13	22
Total consolidated GAAP net revenues	754	100	745	100	9	1

Change in Deferred Net Revenues(1)
North America	(72)		41
Europe	(45)		53
Asia Pacific	(10)		18
Total changes in net revenues	(127)		112

Non-GAAP Net Revenues by Geographic Region
North America	288	46	447	52	(159)	(36)
Europe	278	44	334	39	(56)	(17)
Asia Pacific	61	10	76	9	(15)	(20)
Total non-GAAP net revenues(2)	$627	100%	$857	100%	$(230)	(27)%

	Nine Months Ended
	September 30, 2011		September 30, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$1,687	51%	$1,675	55%	$12	1%
Europe	1,385	41	1,142	38	243	21
Asia Pacific	276	8	202	7	74	37
Total consolidated GAAP net revenues	3,348	100	3,019	100	329	11

Change in Deferred Net Revenues(1)
North America	(703)		(462)
Europe	(499)		(280)
Asia Pacific	(66)		(23)
Total changes in net revenues	(1,268)		(765)

Non-GAAP Net Revenues by Geographic Region
North America	984	47	1,213	54	(229)	(19)
Europe	886	43	862	38	24	3
Asia Pacific	210	10	179	8	31	17
Total non-GAAP net revenues(2)	$2,080	100%	$2,254	100%	$(174)	(8)%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

For the Three and Nine Months Ended September 30, 2011 and 2010

(Amounts in millions)

	Three Months Ended
	September 30, 2011		September 30, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
Segment net revenues:
Activision(i)	$253	34%	$314	42%	$(61)	(19)%
Blizzard(ii)	297	39	481	65	(184)	(38)
Distribution(iii)	77	10	62	8	15	24
Operating segment total	627	83	857	115	(230)	(27)

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	127	17	(112)	(15)
Consolidated net revenues	$754	100%	$745	100%	$9	1%

Segment income (loss) from operations:
Activision(i)	$(36)		$(43)		$7	NM %
Blizzard(ii)	120		246		(126)	(51)
Distribution(iii)	1		1		—	NM
Operating segment total	85		204		(119)	(58)

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	105		(97)
Stock-based compensation expense	(18)		(34)
Restructuring	(3)		—
Amortization of intangible assets	(7)		(18)
Consolidated operating income	162		55		107	195
Investment and other income, net	3		14
Consolidated income before income tax expense	$165		$69		$96	139%

Operating margin from total operating segments	14%		24%

	Nine Months Ended
	September 30, 2011		September 30, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
Segment net revenues:
Activision(i)	$898	27%	$983	33%	$(85)	(9)%
Blizzard(ii)	968	29	1,086	36	(118)	(11)
Distribution(iii)	214	6	185	6	29	16
Operating segment total	2,080	62	2,254	75	(174)	(8)

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	1,268	38	765	25
Consolidated net revenues	$3,348	100%	$3,019	100%	$329	11%

Segment income (loss) from operations:
Activision(i)	$42		$(88)		$130	NM %
Blizzard(ii)	425		559		(134)	(24)
Distribution(iii)	1		(1)		2	NM
Operating segment total	468		470		(2)	—

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	943		539
Stock-based compensation expense	(61)		(94)
Restructuring	(24)		(3)
Amortization of intangible assets	(22)		(47)
Consolidated operating income	1,304		865		439	51
Investment and other income, net	7		15
Consolidated income before income tax expense	$1,311		$880		$431	49%

Operating margin from total operating segments	23%		21%

(i) Activision Publishing (“Activision”) — publishes interactive software products and content.

(ii) Blizzard — Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes games and online subscription-based games in the MMORPG category.

(iii) Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES OUTLOOK

For the Quarter Ending December 31, 2011 and

Year Ending December 31, 2011

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

		Outlook for	Outlook for
		Three Months Ending	Year Ending
		December 31, 2011	December 31, 2011

Net Revenues (GAAP)		$980	$4,330

Excluding the impact of:
Change in deferred net revenues	(a)	1,190	(80)

Non-GAAP Net Revenues		$2,170	$4,250

Earnings (Loss) Per Diluted Share (GAAP)		$(0.08)	$0.76

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales	(b)	0.57	(0.03)
Stock-based compensation	(c)	0.03	0.07
Amortization of intangible assets	(d)	0.03	0.04
Restructuring expenses	(e)	—	0.01

Non-GAAP Earnings Per Diluted Share		$0.55	$0.85

(a) Reflects the net change in deferred net revenues.

(b) Reflects the net change in deferred net revenues and related cost of sales.

(c) Reflects expense related to stock-based compensation.

(d) Reflects amortization of intangible assets.

(e) Reflects expenses relating to the restructuring of our Activision Publishing operations.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.